                                                                    Exhibit 11.1


                                    PCD Inc.
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                   Basic            Diluted
                                                                  Shares            Shares
                                                                  ------            ------
For the year ended December 31, 1995
   Common stock outstanding, beginning of the period             4,561,032         4,561,032
   Weighted average common stock issued during the period            9,000             9,000
   Cheap stock outstanding during the period (1)                    70,364            70,364
   Dilutive effect of common stock equivalents                          --           560,728
                                                              ------------      ------------
     Weighted average number of common
        and common equivalent shares outstanding                 4,640,396         5,201,124
                                                              ============      ============
     Net income                                                $ 3,863,000      $  3,863,000
                                                              ============      ============
     Net income per share                                      $      0.83      $       0.74
                                                              ============      ============
For the year ended December 31, 1996
   Common stock outstanding, beginning of the period             4,597,032         4,597,032
   Weighted average common stock issued during the period          881,298           881,298
   Dilutive effect of common stock equivalents                          --           813,523
                                                              ------------      ------------
     Weighted average number of common
        and common equivalent shares outstanding                 5,478,330         6,291,853
                                                              ============      ============
     Net income                                                $ 4,785,000      $  4,785,000
                                                              ============      ============
     Net income per share                                      $      0.87      $       0.76
                                                              ============      ============

For the year ended December 31, 1997
   Common stock outstanding, beginning of the period             5,854,733         5,854,733
   Weighted average common stock issued during the period           99,924            99,924
   Dilutive effect of common stock equivalents (3)                      --                --
                                                              ------------      ------------
     Weighted average number of common
        and common equivalent shares outstanding                 5,954,657         5,954,657
                                                              ============      ============
     Net income (loss)                                        ($22,836,000)     ($22,836,000)
                                                              ============      ============
     Net income (loss) per share                                    ($3.83)         ($3.83)
                                                              ============      ============
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(1) In accordance with the Securities and Exchange Commission Staff Accounting
Bulletin No. 83, issuance of common stock and common stock equivalents during the twelve month period preceding the date of the initial filing on February 12,
1996, of the registration statement relating to the Company's initial public offering have been included in the calculation using the treasury stock method at the public offering price ($11 per share), as if they were outstanding for all periods prior to January 1, 1996.